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                                                                                                    EXHIBIT 12



                                   CAROLINA TELEPHONE AND TELEGRAPH COMPANY
                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)
                                           (dollars in thousands)


                                                                                         Three Months Ended
                                                                                              March 31,
                                                                                ----------------------------------
                                                                                     1997             1996
------------------------------------------------------------------------------- ----------------- ----------------
Earnings
   Income before income taxes                                                   $     47,495      $    48,377
   Capitalized interest                                                                  (38)            (439)
------------------------------------------------------------------------------- ----------------- ----------------
Subtotal                                                                              47,457           47,938
                                                                                ----------------- ----------------

Fixed charges
   Interest charges                                                                    5,356            5,729
   Interest factor of operating rents                                                    525              607
------------------------------------------------------------------------------- ----------------- ----------------
Total fixed charges                                                                    5,881            6,336
                                                                                ----------------- ----------------
Earnings, as adjusted                                                           $     53,338      $    54,274
                                                                                ----------------- ----------------
Ratio of earnings to fixed charges                                                      9.07             8.57
                                                                                ----------------- ----------------


Note:    The above ratios were computed by dividing fixed charges into the sum of (a)income before taxes, less capitalized interest, and (b)fixed charges.  Fixed charges consist of interest on all indebtedness
         (including amortization of debt issuance expenses) and the interest component of operating rents.




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